UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2023

PTC THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Corporate Court
South Plainfield, NJ 07080
(Address of Principal Executive Offices, including Zip Code)

(908) 222-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On March 22, 2023, the Board of Directors (the “Board”) of PTC Therapeutics, Inc. (the “Company”) appointed Dr. Matthew B. Klein, age 51, as Chief Executive Officer and President and a member of the Board, effective as of March 22, 2023. Dr. Klein succeeds Dr. Stuart W. Peltz, who provided the Board with notice on March 22, 2023 of his decision to retire as Chief Executive Officer and as a member of the Board, in each case, effective as of March 22, 2023. Dr. Klein is a Class I director with an initial term expiring at the Company’s 2023 annual meeting of stockholders. In order to provide an orderly transition, Dr. Peltz will serve as a Senior Advisor to the Company and join its Scientific Advisory Board, as further described below.

Dr. Klein has served as the Company’s Chief Operating Officer since January 2022. Dr. Klein joined the Company in October 2019 as Global Head Gene and Mitochondrial Therapies and became Global Head Clinical Development in March 2020 and Chief Development Officer in April 2020. Prior to joining the Company, Dr. Klein was Chief Executive Officer of BioElectron Technology Corporation, or BioElectron, from 2018 to 2019, and served as a member of the board of directors of BioElectron from 2018 to 2020. Dr. Klein served as the Chief Medical Officer of BioElectron from 2013 to 2019 and was Senior Vice President, Clinical Science at BioElectron from 2012 to 2013. Dr. Klein has also served as a member of the board of directors of ClearPoint Neuro, Inc., a Nasdaq-listed company, since 2020 as the Company’s designee. Dr. Klein received a BA from the University of Pennsylvania, an MD from Yale University School of Medicine and an MS in epidemiology from the University of Washington School of Public Health.

No arrangement or understanding exists between Dr. Klein and any other person pursuant to which Dr. Klein was appointed as an officer or director of the Company. No family relationships exist between Dr. Klein and any director or officer of the Company. At the time of the acquisition of substantially all of the assets of BioElectron pursuant to an Asset Purchase Agreement by and between the Company and BioElectron, dated October 1, 2019, Dr. Klein was the Chief Executive Officer and director of BioElectron, and was a shareholder of BioElectron, owning approximately six percent of its outstanding shares. As a shareholder of BioElectron, Dr. Klein is entitled to receive a portion of any post-closing payments made to BioElectron pursuant to the Asset Purchase Agreement. No such payments have been made to BioElectron since the acquisition. Dr. Klein was not a related party at the time of the acquisition.

In connection with his retirement, the Company and Dr. Peltz entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Peltz will serve as a Senior Advisor to the Company and will provide consulting services to the Company from March 24, 2023, the date he terminates employment, until April 11, 2025 (subject to earlier termination, the “consulting period”). The Consulting Agreement provides that Dr. Peltz will receive a consulting fee of $600,000 in respect of his consulting services for the first twelve months of the consulting period and $400,000 in respect of his consulting services for the next twelve months of the consulting period (through March 24, 2025). Dr. Peltz and his eligible dependents will continue to receive group health insurance benefits until he becomes eligible for Medicare, subject to applicable law and the terms of the applicable policies and subject to a maximum amount of expenses. In addition, Dr. Peltz will continue to be eligible to receive a prorated 2023 annual bonus. The amount of such prorated 2023 annual bonus will be equal to 25% of Dr. Peltz’s 2022 annual bonus and will be payable at the time bonuses are paid to the Company’s executive officers. While Dr. Peltz serves on the Company’s Scientific Advisory Board, he will be compensated for such services in accordance with the Company’s policies. Unvested equity awards previously granted to Dr. Peltz will continue to be eligible to vest based on his continued service during the consulting period in accordance with their existing terms. Dr. Peltz also agreed to a release of claims relating to the end of his service as Chief Executive Officer and remains subject to certain continuing obligations in favor of the Company.

The foregoing descriptions of the material terms of the Consulting Agreement for Dr. Peltz do not purport to be complete and are qualified in their entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 24, 2023, the Company issued a press release regarding the Chief Executive Officer succession. The Company will host a conference call on March 24, 2023 at 8:30 AM eastern time. Directions on how to access the conference call are included in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between PTC Therapeutics, Inc. and Stuart W. Peltz

99.1	Press release of the Company, dated March 24, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, inc.

Date: March 24, 2023	By:	/s/ Mark E. Boulding
	Name:	Mark E. Boulding
	Title:	Executive Vice President and Chief Legal Officer